The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement       SUBJECT TO COMPLETION      December 6, 2007

Pricing Supplement
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated March 6, 2007)

================================================================================

[RBC LOGO]                                 $[o]
                               Reverse Convertible Notes, each
                Linked to the Common Stock of a Single Reference Stock Issuer
                          Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus dated January 5, 2007, the product prospectus supplement dated March 6, 2007 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to fifty (50) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), some of six months ("Six Month Notes") and some of twelve months ("Twelve Month Notes"). The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Pricing Date:                 December 27, 2007

Issuance Date:                December 31, 2007

Deposit Currency              U.S. Dollars

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Three Month Notes:

       Valuation Date:        March 27, 2008

       Maturity Date:         March 31, 2008

       Coupon Payment         The coupon will be paid on the 31th day of each
       Date(s):               month during the term of the note. If that day is
                              not a business day, then the coupon will be paid on the following business day.

Six Month Notes:

       Valuation Date:        June 26, 2008

       Maturity Date:         June 30, 2008

       Coupon Payment         The coupon will be paid on the 30th day of each
       Date(s):               month during the term of the note. If that day is
                              not a business day, then the coupon will be paid on the following business day.

Twelve Month Notes:

       Valuation Date:        December 29, 2008

       Maturity Date:         December 31, 2008

       Coupon Payment         The coupon will be paid on the 31th day of each
       Date(s):               month during the term of the note. If that day is
                              not a business day, then the coupon will be paid on the following business day.

Reference Stock:

No.    Principal  Reference Stock                      Ticker   Coupon   Strike  Barrier    Term     Monitoring Method      CUSIP
---    ---------  ---------------                      ------   ------   ------  -------    ----     -----------------      -----
       Amount                                                    Rate    Price    Price
       ------                                                    ----    -----    -----
489    $[o]       Ambac Financial Group, Inc.            ABK    24.45%    [o]      65%     3 month  Close of Trading Day   78008EH83

490    $[o]       American International Group, Inc.     AIG    15.20%    [o]      70%     3 month  Close of Trading Day   78008EH91

491    $[o]       The Bear Stearns Companies Inc.        BSC    17.60%    [o]      70%     3 month  Close of Trading Day   78008EJ24

492    $[o]       MBIA Inc.                              MBI    24.65%    [o]      65%     3 month  Close of Trading Day   78008EJ32

493    $[o]       Washington Mutual, Inc.                WM     24.40%    [o]      65%     3 month  Close of Trading Day   78008EJ40

494    $[o]       American International Group, Inc.     AIG    18.05%    [o]      75%     3 month  Close of Trading Day   78008EJ57

495    $[o]       Sovereign Bancorp, Inc.                SOV    29.45%    [o]      75%     3 month  Close of Trading Day   78008EJ65

496    $[o]       Federal National Mortgage Association  FNM    37.90%    [o]      75%     3 month  Close of Trading Day   78008EJ73

497    $[o]       Garmin Ltd.                           GRMN    30.90%    [o]      75%     3 month  Close of Trading Day   78008EJ81

498    $[o]       Barrick Gold Corporation               ABX    14.60%    [o]      80%     3 month  Close of Trading Day   78008EJ99

499    $[o]       Baker Hughes Incorporated              BHI    14.75%    [o]      85%     3 month  Close of Trading Day   78008EK22

500    $[o]       Apple Inc.                            AAPL    10.75%    [o]      70%     3 month  Close of Trading Day   78008EK30

501    $[o]       Elan Corporation plc                   ELN    19.00%    [o]      70%     3 month  Close of Trading Day   78008EK48

502    $[o]       General Motors Corporation             GM     16.25%    [o]      60%     3 month  Close of Trading Day   78008EK55

503    $[o]       Titanium Metals Corporation            TIE    11.00%    [o]      70%     3 month  Close of Trading Day   78008EK63

504    $[o]       Yahoo! Inc.                           YHOO    15.50%    [o]      80%     3 month  Close of Trading Day   78008EK71

505    $[o]       Deckers Outdoor Corporation           DECK    21.40%    [o]      70%     3 month  Close of Trading Day   78008EK89

506    $[o]       First Solar, Inc.                     FSLR    31.10%    [o]      70%     3 month  Close of Trading Day   78008EK97

507    $[o]       Priceline.com Incorporated            PCLN    19.80%    [o]      70%     3 month  Close of Trading Day   78008EL21

508    $[o]       ABB Limited                            ABB    10.00%    [o]      80%     3 month  Close of Trading Day   78008EL39

509    $[o]       Bucyrus International, Inc.           BUCY    22.90%    [o]      75%     3 month  Close of Trading Day   78008EL47

510    $[o]       Freeport-McMoRan Copper & Gold, Inc.   FCX    20.75%    [o]      70%     3 month  Close of Trading Day   78008EL54

511    $[o]       J.C. Penney Company, Inc.              JCP    17.20%    [o]      75%     3 month  Close of Trading Day   78008EL62

512    $[o]       Marathon Oil Corporation               MRO    22.50%    [o]      75%     3 month  Close of Trading Day   78008EL70

513    $[o]       Federal National Mortgage Association  FNM    11.40%    [o]      55%     3 month  Close of Trading Day   78008EL88

514    $[o]       Intuitive Surgical, Inc.              ISRG    20.50%    [o]      70%     3 month  Close of Trading Day   78008EL96

515    $[o]       NVIDIA Corporation                    NVDA    14.20%    [o]      70%     3 month  Close of Trading Day   78008EM20

516    $[o]       Research In Motion Limited            RIMM    33.75%    [o]      70%     3 month  Close of Trading Day   78008EM38

517    $[o]       Belden Inc.                            BDC    13.65%    [o]      70%     6 month  Close of Trading Day   78008EM46

518    $[o]       BE Aerospace, Inc.                    BEAV    14.60%    [o]      70%     6 month  Close of Trading Day   78008EM53

519    $[o]       Chicago Bridge & Iron Company N.V.     CBI    15.30%    [o]      70%     6 month  Close of Trading Day   78008EM61

520    $[o]       KBR, Inc.                              KBR    17.25%    [o]      70%     6 month  Close of Trading Day   78008EM79

521    $[o]       National-Oilwell Varco Inc.            NOV    17.80%    [o]      70%     6 month  Close of Trading Day   78008EM87

522    $[o]       Quanta Services, Inc.                  PWR    13.45%    [o]      70%     6 month  Close of Trading Day   78008EM95

523    $[o]       The Shaw Group Inc.                    SGR    23.20%    [o]      70%     6 month  Close of Trading Day   78008EN29

524    $[o]       Titanium Metals Corporation            TIE    15.10%    [o]      65%     6 month  Close of Trading Day   78008EN37

525    $[o]       American Express Company               AXP    12.00%    [o]      80%     6 month  Close of Trading Day   78008EN45

526    $[o]       Parker Drilling Company                PKD    14.50%    [o]      80%     6 month  Close of Trading Day   78008EN52

527    $[o]       Apple Inc.                            AAPL    15.75%    [o]      70%     6 month  Close of Trading Day   78008EN60

528    $[o]       Elan Corporation plc                   ELN    22.00%    [o]      70%     6 month  Close of Trading Day   78008EN78

529    $[o]       Corning Incorporated                   GLW    10.00%    [o]      70%     6 month  Close of Trading Day   78008EN86

530    $[o]       General Motors Corporation             GM     17.50%    [o]      60%     6 month  Close of Trading Day   78008EN94

531    $[o]       QUALCOMM Inc.                         QCOM    12.75%    [o]      80%     6 month  Close of Trading Day   78008EP27

532    $[o]       Titanium Metals Corporation            TIE    17.50%    [o]      70%     6 month  Close of Trading Day   78008EP35

                                      P-2

533    $[o]       Thornburg Mortgage, Inc.               TMA    19.90%    [o]      60%     6 month  Close of Trading Day   78008EP43

534    $[o]       Starbucks Corporation                 SBUX     9.00%    [o]      80%     6 month  Close of Trading Day   78008EP50

535    $[o]       Moody's Corporation                    MCO    15.25%    [o]      80%    12 month  Close of Trading Day   78008EP68

536    $[o]       Citigroup Inc.                          C     10.00%    [o]      60%    12 month  Close of Trading Day   78008EP76

537    $[o]       Federal National Mortgage Association  FNM    17.25%    [o]      60%    12 month  Close of Trading Day   78008EP84

538    $[o]       General Motors Corporation             GM     16.25%    [o]      60%    12 month  Close of Trading Day   78008EP92

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

Payment at Maturity (if held  For each $1,000 principal amount of the Notes, the
to maturity):                 investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)  the Final Stock Price is less than the
                                   Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the
                                   Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading
                                   Day Monitoring, on any day during the
                                   Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            As set forth above

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note:                  captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated March
                              6, 2007.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated March 6, 2007 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The price to purchasers who maintain accounts with participating dealers in which only asset-based fees are charged is __%. The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.


The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                     Proceeds to Royal Bank of
                              Price to Public              Agent's Commission                 Canada
                              ---------------              ------------------                 ------
Per Note                           100%                            []%                          []%
Total                              $[]                             $[]                          $[]

                         RBC Capital Markets Corporation
                                 December , 2007

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated March 6, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000342/
     o35159e424b3.htm

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.



Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. We have assumed a Barrier Price of 80%. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference

Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.


                                    If the closing         If the closing
                                  market price of the    market price of the
                                    Reference Stock       Reference Stock
                                  does not fall below     falls below the
                                 the Barrier Price on     Barrier Price on
                                  any day during the     any day during the      Hypothetical
                                  Monitoring Period:     Monitoring Period:        Physical
                                                                                   Delivery         Hypothetical
                                     Hypothetical           Hypothetical           Amount as        Cash Delivery
      Hypothetical Final              Payment at             Payment at            Number of          Amount as
   Share Price as Percentage          Maturity as            Maturity as         Shares of the      Percentage of
              of                     Percentage of          Percentage of          Reference        Initial Share
      Initial Share Price          Principal Amount       Principal Amount           Stock             Price
      -------------------          ----------------       ----------------           -----             -----
            200.00%                     100.00%                100.00%                n/a               n/a

            175.00%                     100.00%                100.00%                n/a               n/a

            150.00%                     100.00%                100.00%                n/a               n/a

            125.00%                     100.00%                100.00%                n/a               n/a

            100.00%                     100.00%                100.00%                n/a               n/a

            95.00%                      100.00%            Physical or Cash            10             95.00%
                                                           Delivery Amount

            90.00%                      100.00%            Physical or Cash            10             90.00%
                                                           Delivery Amount

            85.00%                      100.00%            Physical or Cash            10             85.00%
                                                           Delivery Amount

            80.00%                      100.00%            Physical or Cash            10             80.00%
                                                           Delivery Amount

            79.50%                        n/a              Physical or Cash            10             79.50%
                                                           Delivery Amount

            50.00%                        n/a              Physical or Cash            10             50.00%
                                                           Delivery Amount

            25.00%                        n/a              Physical or Cash            10             25.00%
                                                           Delivery Amount

             0.00%                        n/a              Physical or Cash            10              0.00%
                                                           Delivery Amount


The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated March 6, 2007.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated March 6, 2007.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated March 6, 2007. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated March 6, 2007.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon (ABK): [ ]% of each stated interest payment (24.45% in total) will be treated as an interest payment and [ ]% of each stated interest payment (24.45% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AIG): [ ]% of each stated interest payment (15.20% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BSC): [ ]% of each stated interest payment (17.60% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MBI): [ ]% of each stated interest payment (24.65% in total) will be treated as an interest payment and [ ]% of each stated interest payment (24.65% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (WM): [ ]% of each stated interest payment (24.40% in total) will be treated as an interest payment and [ ]% of each stated interest payment (24.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AIG): [ ]% of each stated interest payment (18.05% in total) will be treated as an interest payment and [ ]% of each stated interest payment (18.05% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SOV): [ ]% of each stated interest payment (29.45% in total) will be treated as an interest payment and [ ]% of each stated interest payment (29.45% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FNM): [ ]% of each stated interest payment (37.90% in total) will be treated as an interest payment and [ ]% of each stated interest payment (37.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GRMN): [ ]% of each stated interest payment (30.90% in total) will be treated as an interest payment and [ ]% of each stated interest payment (30.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ABX): [ ]% of each stated interest payment (14.60% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BHI): [ ]% of each stated interest payment (14.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AAPL): [ ]% of each stated interest payment (10.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ELN): [ ]% of each stated interest payment (19.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): [ ]% of each stated interest payment (16.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TIE): [ ]% of each stated interest payment (11.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (YHOO): [ ]% of each stated interest payment (15.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (DECK): [ ]% of each stated interest payment (21.40% in total) will be treated as an interest payment and [ ]% of each stated interest payment (21.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FSLR): [ ]% of each stated interest payment (31.10% in total) will be treated as an interest payment and [ ]% of each stated interest payment (31.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (PCLN): [ ]% of each stated interest payment (19.80% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ABB): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BUCY): [ ]% of each stated interest payment (22.90% in total) will be treated as an interest payment and [ ]% of each stated interest payment (22.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FCX): [ ]% of each stated interest payment (20.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (20.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (JCP): [ ]% of each stated interest payment (17.20% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MRO): [ ]% of each stated interest payment (22.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (22.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FNM): [ ]% of each stated interest payment (11.40% in total) will be treated as an interest payment and [ ]% of each stated interest payment (11.40% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ISRG): [ ]% of each stated interest payment (20.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (20.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NVDA): [ ]% of each stated interest payment (14.20% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (RIMM): [ ]% of each stated interest payment (33.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (33.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BDC): [ ]% of each stated interest payment (13.65% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.65% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (BEAV): [ ]% of each stated interest payment (14.60% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.60% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (CBI): [ ]% of each stated interest payment (15.30% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.30% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (KBR): [ ]% of each stated interest payment (17.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (NOV): [ ]% of each stated interest payment (17.80% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.80% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (PWR): [ ]% of each stated interest payment (13.45% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.45% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SGR): [ ]% of each stated interest payment (23.20% in total) will be treated as an interest payment and [ ]% of each stated interest payment (23.20% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TIE): [ ]% of each stated interest payment (15.10% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.10% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AXP): [ ]% of each stated interest payment (12.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (PKD): [ ]% of each stated interest payment (14.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (AAPL)): [ ]% of each stated interest payment (15.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (ELN): [ ]% of each stated interest payment (22.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (22.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GLW): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): [ ]% of each stated interest payment (17.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (QCOM): [ ]% of each stated interest payment (12.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (12.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TIE): [ ]% of each stated interest payment (17.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (TMA): [ ]% of each stated interest payment (19.90% in total) will be treated as an interest payment and [ ]% of each stated interest payment (19.90% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (SBUX): [ ]% of each stated interest payment (9.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (9.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (MCO): [ ]% of each stated interest payment (15.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (C): [ ]% of each stated interest payment (10.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (FNM): [ ]% of each stated interest payment (17.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (17.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon (GM): [ ]% of each stated interest payment (16.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated March 6, 2007. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated March 6, 2007, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase of the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.



Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Ambac Financial Group, Inc. (Ambac) is a holding company whose subsidiaries provide financial guarantee products and other financial services to clients in both the public and private sectors around the world. The Company and its subsidiaries operate in two segments: financial guarantee and financial services. Ambac provides financial guarantees for public finance and structured finance obligations through its principal operating subsidiary, Ambac Assurance Corporation. Through its financial services subsidiaries, the Company provides financial and investment products, including investment agreements, funding conduits, interest rate, currency and total return swaps, principally to its clients of the financial guarantee business.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-10777.

     o American International Group, Inc. (AIG) is a holding company which, through its subsidiaries, is engaged in a range of insurance and insurance-related activities in the United States and abroad. AIG's primary activities include both General Insurance and Life Insurance & Retirement Services operations. Other significant activities include Financial Services and Asset Management. AIG's reportable segments by product or service line are General Insurance, Life Insurance & Retirement Services, Financial Services and Asset Management. AIG provides its products and services in more than 130 countries and jurisdictions. In 2006, AIG acquired Travel Guard International, a provider of travel insurance programs and emergency travel assistance. In September 2007, AIG announced that it has completed the merger of a wholly owned subsidiary of AIG with 21st Century Insurance Group (21st Century). Upon consummation of the merger, AIG acquired remaining 39.3% interest in 21st Century.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08787.

     o The Bear Stearns Companies Inc. is primarily a holding company that through its broker-dealer and international bank subsidiaries, principally Bear, Stearns & Co. Inc. (Bear Stearns), Bear, Stearns Securities Corp. (BSSC), Bear, Stearns International Limited (BSIL) and Bear Stearns Bank plc (BSB) is an investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. The Company operates as a securities broker and dealer in three principal segments: Capital Markets, Global Clearing Services and Wealth Management. In February 2007, the Company completed the acquisition of the subprime mortgage banking platform of ECC Capital Corporation's subsidiary, Encore Credit Corp. Encore Credit will retain its brand name and operate as a separate division of the Company's mortgage bank subsidiary, Bear Stearns Residential Mortgage Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08989.

     o MBIA Inc. (MBIA) is engaged in providing financial guarantee insurance, investment management services, and municipal and other services to public finance and structured finance clients on a global basis. The Company conducts its financial guarantee business through its wholly owned subsidiary, MBIA Insurance Corporation (MBIA Corp.) and provides investment management products and financial services through its wholly owned subsidiary MBIA Asset Management, LLC (MBIA Asset Management). MBIA manages its activities primarily through two principal business operations: insurance and investment management services. In February 2007, MBIA Corp. formed a new subsidiary, MBIA Mexico, S.A. de C.V. (MBIA Mexico). During the year ended December 31, 2006, MBIA discontinued its municipal services operations. These operations included MBIA MuniServices Company (MuniServices). On December 5, 2006, the Company completed the sale of MBIA MuniServices Company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09583.

     o Washington Mutual, Inc. is a consumer and small business banking company with operations in United States markets. It is a savings and loan holding company. It owns two banking subsidiaries, as well as numerous non-bank subsidiaries. It has four operating segments: the Retail Banking Group, which operates a retail bank network of 2,225 stores; the Card Services Group, which operates credit card lending business; the Commercial Group, which conducts a multi-family and commercial real estate lending business in selected markets, and the Home Loans Group, which engages in single-family residential real estate lending, servicing and capital markets activities. In January

          2007, it sold its mutual fund subsidiary to Principal Financial Group. In October 2006, it acquired Commercial Capital Bancorp, Inc. On December 31, 2006, it sold its retail mutual fund management business, WM Advisors, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14667.

     o Sovereign Bancorp, Inc. (Sovereign) serves as the holding company for Sovereign Bank. The Company is a financial institution with more than 800 community-banking offices, over 2,000 automated teller machines
          (ATMs) and about 12,500 team members with principal markets in the northeastern United States. Sovereign's business consists of attracting deposits from its network of community banking offices and originating small business and middle market commercial loans, multi-family loans, residential mortgage loans, home equity lines of credit, and auto and other consumer loans in the communities served by those offices. As of December 31, 2006, Sovereign's reportable segments included Mid-Atlantic Banking Division, the New England Banking Division, the Metro New York Banking Division, Shared Services Consumer, Shared Services Commercial and Other. In June 2006, Grupo Santander acquired of 19.8% of the Company. In June 2006, Sovereign acquired Independence Community Bank Corp.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16581.

     o Federal National Mortgage Association, operating as Fannie Mae, is engaged in providing funds to mortgage lenders through its purchases of mortgage assets, and issuing and guaranteeing mortgage-related securities that facilitate the flow of additional funds into the mortgage market. The Company also makes other investments that increase the supply of affordable housing. It is a government-sponsored enterprise (GSE) chartered by the United States Congress and is aligned with national policies to support expanded access to housing and increased opportunities for homeownership. The Company's business includes three integrated business segments:
          Single-Family Credit Guaranty (Single-Family), Housing and Community Development (HCD), and Capital Markets.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-50231.

     o Garmin Ltd. (Garmin) is a worldwide provider of navigation, communications and information devices, most of which are enabled by global positioning system (GPS) technology. It designs, develops, manufactures and markets a family of hand-held, portable and fixed-mount, GPS-enabled products and other navigation, communications and information products. It operates in four segments: Marine, Automotive/Mobile, Outdoor/Fitness and Aviation. In November 2006, it acquired Dynastream Innovations Inc. In January 2007, Garmin acquired Digital Cyclone, Inc. and EME TecSat SAS. In July 2007, it acquired GPS Gesellschaft fur Professionelle Satellitennavigation mbH, the exclusive distributor of Garmin's consumer products in Germany. GPS Gesellschaft fur Professionelle Satellitennavigation mbH will be renamed as Garmin Deutschland GmbH. In November 2007, it acquired Synergy S.p.A., a distributor of Garmin's consumer products in Italy. The acquired company will be renamed Garmin Italia S.p.A.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-31983.

     o Barrick Gold Corporation (Barrick) is gold mining company. It generates revenue and cash flow from the production and sale of gold and copper. The Company sells its production in the world market through three primary distribution channels: gold bullion is sold in the gold spot market; gold and copper concentrate is sold to independent smelting companies, and gold bullion and copper cathode is sold under gold and copper cathode sales contracts between the Company and various third parties. The Company has four regional business units (RBU): North America, South America, Australia Pacific and Africa. In January 2006, the Company completed the acquisition of Placer Dome Inc. (Placer Dome). During the year ended December 31, 2006, the Company completed the acquisition of a 50% interest in Atacama Copper Pty Ltd. (Atacama), which has a 75% interest in the Reko Diq project in Pakistan and associated mineral interests.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09059.

     o Baker Hughes Incorporated (Baker Hughes) is engaged in the oilfield services industry. The Company is a supplier of products and technology services and systems to the worldwide oil and natural gas industry, including products and services for drilling, formation evaluation, completion and production of oil and natural gas wells. Baker Hughes operates in three segments: Drilling and Evaluation, Completion and Production, and WesternGeco. The WesternGeco segment consisted of the Company's 30% interest in WesternGeco, a seismic venture with Schlumberger Limited. On April 28, 2006, Baker Hughes sold its 30% interest in WesternGeco to Schlumberger. The Drilling and Evaluation segment consists of the Baker Hughes Drilling Fluids, Hughes Christensen, INTEQ and Baker Atlas. The Completion and Production segment consists of the Baker Oil Tools, Baker Petrolite and Centrilift divisions and the ProductionQuest business unit. In January 2006, Baker Hughes acquired Nova Technology Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09397.

     o Apple Inc.designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh (Mac), iPod and iPhone compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores. The Company sells to education, consumer, creative professional, business and government customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030.

     o Elan Corporation, plc (Elan) is a neuroscience-based biotechnology company engaged in discovering, developing, manufacturing and marketing therapies in autoimmune diseases, including pain and neurodegenerative diseases. The Company's three core therapeutic areas include neurodegenerative diseases, autoimmune diseases and severe chronic pain. In addition, Elan reorganized its operations into two business units: Biopharmaceuticals and EDT. Biopharmaceuticals engages in biopharmaceutical research and development activities, and pharmaceutical commercial activities. EDT focuses on product development scale-up and manufacturing to address the drug delivery challenges of the pharmaceutical industry.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13896.

     o General Motors Corporation (GM) is primarily engaged in the worldwide development, production and marketing of cars, trucks and parts. The Company develops, manufactures and markets its vehicles worldwide through its four automotive regions: GM North America, GM Europe, GM Latin America/Africa/Mid-East and GM Asia Pacific. GM's finance and insurance operations are primarily conducted through GMAC LLC (GMAC). GMAC was a wholly owned subsidiary, until November 30, 2006, when GM sold a 51% controlling ownership interest in GMAC. As a result, the Company holds a 49% ownership interest in GMAC, which provides a range of financial services. GM's total worldwide car and truck deliveries were 9.1 million during the year ended December 31, 2006. In January 2007, Isuzu Motors Limited acquired the 100% stake in a diesel engine development company, which is a joint venture between Isuzu Motors and General Motors Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00043.

     o Titanium Metals Corporation (TIMET) is a producer of titanium melted and mill products. The Company has titanium production facilities in both the United States and Europe. It is a vertically integrated titanium manufacturer whose products include titanium sponge, the basic form of titanium metal used in titanium products; melted products (ingot, electrodes and slab), the result of melting sponge and titanium scrap, either alone or with various alloys; mill products that are forged and rolled from ingot or slab, including long products (billet and bar), flat products (plate, sheet and strip) and pipe, and fabrications (spools, pipe fittings, manifolds and vessels) that are cut, formed, welded and assembled from titanium mill products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14368.

     o Yahoo! Inc. (Yahoo!) is a global Internet brand. To its global users, it provides owned and operated online properties and services. To its advertisers, it provides tools and marketing solutions. Many of Yahoo!'s services are free to its users. It generates revenue by providing marketing services to businesses across the majority of its properties and by establishing paying relationships with users of its premium offerings. Its offerings to users and businesses fall into five categories: Search; Marketplace; Information and Entertainment; Communications, Communities and Front Doors, and Connected Life. The majority of its offerings are available globally in more than 20 languages. On June 12, 2006, it acquired an approximate 10% interest in Gmarket Inc. During the year ended December 31, 2006, Yahoo! acquired Jumpcut, providing an online service for creating, editing, and sharing videos. In July 2007, the Company acquired Right Media Inc., the creator of the Right Media Exchange.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-28018.

     o Deckers Outdoor Corporation is a designer, producer and brand manager of footwear and the category creator in the sport sandal, luxury sheepskin and sustainable footwear segments. Deckers Outdoor Corporation markets its products under three brands: Teva, UGG and Simple. Teva is the Company's outdoor performance and lifestyle brand and consists of sport sandals, casual open-toe footwear, adventure travel shoes, outdoor cross training shoes, trail running shoes, amphibious footwear and other rugged outdoor footwear styles. UGG is the Company's luxury brand and the category creator for luxury sheepskin footwear. The Simple brand comprises sustainable footwear and accessories.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-22446.

     o First Solar, Inc. (First Solar) designs and manufactures solar modules using a thin film semiconductor technology. The Company manufactures its solar modules on high-throughput production lines. Its solar modules employ a thin layer of cadmium telluride semiconductor material to convert sunlight into electricity. In August 2006, First Solar completed its Ohio expansion, adding two 25 megawatt production lines to its existing 25 megawatt base plant. The Company describes its production capacity with a nameplate rating, which means minimum expected annual production. It assigns each production line a 25 megawatt nameplate rating. With the completion of its Ohio expansion, First Solar has an annual manufacturing capacity of 75 megawatt. The Company is also building a four line 100 megawatt plant in Germany. During the fiscal year ended December 30, 2006, First Solar entered into long-term solar module supply contracts with six European project developers and system integrators.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33156.

     o priceline.com Incorporated is an online travel company that offers its customers a range of travel services, including airline tickets, hotel rooms, car rentals, vacation packages, cruises and destination services. The Company's Name Your Own Price service allows its customers to make offers for travel services at discounted prices. priceline.com also offers its customers the ability to purchase travel services in a more traditional, price-disclosed manner. In addition, the Company offers financial services through Priceline Mortgage Company LLC, doing business as pricelinemortgage.com, of which priceline.com owns 49% interest.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-25581.

     o ABB Ltd. is a Switzerland-based worldwide provider of power and automation technologies that enable utility and industry customers to improve performance while lowering environmental impact. ABB's core businesses comprises two divisions. The Power Technologies segment serves industrial and commercial customers, electric, gas and water utilities with a range of products, systems and services for power transmission, distribution and power plant automation. The Automation Technologies segment delivers automation systems for measurement, control, motion, protection and plant optimization across a range of industries. In September 2006, the Company's Chapter 11 plan of reorganization of its United States-based subsidiary, ABB Lummus Global Inc., became effective. In October 2007, the Company acquired the assets of PowerTran Company Ltd. In November 2007, the Company completed the sale of its downstream oil and gas business, Lummus Global, to Chicago Bridge & Iron Co.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16429.

     o Bucyrus International, Inc. designs, manufactures and markets draglines, electric mining shovels and rotary blasthole drills (collectively, machines) used for surface mining, and provide the aftermarket replacement parts and service for these machines. The Company's equipment is primarily used by companies engaged in surface mining for a range of commodities. The design, engineering and manufacturing of most of its machines and manufactured aftermarket parts is done at its South Milwaukee, Wisconsin complex. In May 2007, the Company completed the acquisition of DBT GmbH, a subsidiary of RAG Coal International AG. DBT GmbH is a designer, manufacturer and marketer of high technology system solutions for underground coal mining.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00871.

     o Freeport-McMoran Copper & Gold Inc., through its majority-owned subsidiary, PT Freeport Indonesia, is engaged in copper, gold and silver mining and production operations. It owns approximately 90.64% of PT Freeport Indonesia, and the Government of Indonesia owns the remaining. PT Freeport Indonesia mines, processes and explores for ore containing copper, gold and silver. It operates in the remote highlands of the Sudirman Mountain Range in the province of Papua, Indonesia, which is on the western half of the island of New Guinea. Its principal asset is the Grasberg minerals district. During the year ended December 31, 2006, PT Freeport Indonesia's share of proven and probable recoverable reserves totaled 38.8 billion pounds of copper and 41.1 million ounces of gold, all of which are located in Block A. In October 2007, it announced the sale of its international wire and cable business, operated in the name of Phelps Dodge International Corporation to General Cable Corporation.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01.

     o J. C. Penney Company, Inc. (JCPenney) is a holding company whose principal operating subsidiary is J. C. Penney Corporation, Inc. It operated 1,033 JCPenney department stores in 49 states and Puerto Rico as of February 3, 2007. The Company's business consists of selling merchandise and services to consumers through its department stores and Direct (Internet/catalog) channels. Department stores and Direct serve the same type of customers and provide the same mix of merchandise. It markets family apparel, jewelry, shoes, accessories and home furnishings. In addition, the department stores provide customers with services, such as salon, optical, portrait photography and custom decorating. In April 2006, it announced a joint initiative with Sephora U.S.A., Inc. (Sephora), under which JCPenney has begun to sell beauty and fragrance products in its stores through Sephora inside JCPenney locations and through the Internet.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15274.

     o Marathon Oil Corporation (Marathon) is engaged in exploration, production and marketing of crude oil and natural gas worldwide. The Company operates in three segments: Exploration and Production (E&P), which explores for, produces and markets crude oil and natural gas on a worldwide basis; Refining, Marketing and Transportation (RM&T), which refines, markets and transports crude oil and petroleum products, primarily in the Midwest, the upper Great Plains and southeastern United States, and Integrated Gas (IG), which markets and transports products manufactured from natural gas, such as liquefied natural gas (LNG) and methanol, on a worldwide basis, and is developing other projects. During the year ended December 31, 2006, Marathon completed leasehold acquisitions totaling approximately 200,000 acres in the Bakken Shale oil play. In October 2007, Marathon completed the acquisition of Western Oil Sands Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05153.

     o Intuitive Surgical, Inc. (Intuitive Surgical) is engaged in the designing, manufacturing and marketing of the da Vinci Surgical Systems. The da Vinci Surgical Systems consist of a surgeon's console, a patient-side cart, a vision system and wristed instruments. The da Vinci Surgical System controls the endoscopic instruments, including rigid endoscopes, blunt and sharp endoscopic dissectors, scissors, scalpels, forceps/pickups, needle holders, endoscopic retractors, electrocautery, ultrasonic cutters and accessories during surgical procedures. In January 2006, the da Vinci S Surgical System was introduced. The da Vinci S Surgical System shares the same core technology as the standard da Vinci Surgical System. In addition, the da Vinci S Surgical System features a motorized patient cart for easy setup and docking. The da Vinci S Surgical System has a feature called TilePro, which is designed to allow surgeons to import and view video images without leaving the surgeon's console.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-30713.

     o NVIDIA Corporation (NVIDIA) is engaged in the provision of programmable graphics processor technologies. The Company has four product-line operating segments: graphics processing units (GPUs), media and communications processors (MCPs), Handheld GPU Business, and Consumer Electronics Business. Its GPU Business is composed of products that support desktop personal computers (PCs), notebook PCs, professional workstations and other GPU-based products; Its MCP Business is composed of NVIDIA nForce products that operate as a single-chip or chipset that provide system functions; its Handheld GPU Business is composed of products that support handheld personal digital assistants (PDAs), cellular phones and other handheld devices, and its Consumer Electronics Business is concentrated in products that support video game consoles and other digital consumer electronics devices.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-23985.

     o Research In Motion Limited (RIM) is a designer, manufacturer and marketer of wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, RIM provides platforms and solutions for access to time-sensitive information, including email, phone, short message service (SMS) messaging, Internet and intranet-based applications. RIM technology also enables an array of third-party developers and manufacturers to enhance their products and services with wireless connectivity to data. The Company's primary revenue stream is generated by the BlackBerry wireless solution. The BlackBerry wireless solution consists of wireless devices, software and services. It can provide users with a wireless extension of their work and personal email accounts, including Microsoft Outlook, IBM Lotus Notes, Novell GroupWise and many Internet service provider (ISP) email services.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29898.

     o Belden Inc., formerly Belden CDT Inc. designs, manufactures and markets high-speed electronic cables, connectivity products and related items for the specialty electronics and data networking markets. It focuses on segments of the worldwide cable and connectivity market that require high-performance products. It has manufacturing facilities in North America and Europe. It has four segments. The Belden Americas, the Specialty Products and the Europe segments design, manufacture and market metallic cable, fiber optic cable, connectivity products, and certain other non-cable products with communications/networking, video/sound/security, and transportation/defense applications. The Asia Pacific segment markets these same products, but has no design or manufacturing capabilities. In March 2007, it completed the acquisition of Hirschmann Automation and Control GmbH. In April 2007, it has completed the acquisition of the assets of Lumberg Automation Components, from The Lumberg Group.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12561.

     o BE Aerospace, Inc. is engaged in the manufacture of cabin interior products for commercial aircraft and business jets, and is an aftermarket distributor of aerospace fasteners. The Company sells its manufactured products directly to all of the airlines and airframe manufacturers, and a variety of general aviation customers. Its product categories include commercial aircraft seats, including a line of super first class, first class, business class, tourist class and regional aircraft seats; a line of aircraft food and beverage preparation and storage equipment, including coffeemakers, water boilers, protective breathing equipment and lighting products; business jet and general aviation interior products, including a line of executive aircraft seats, high-end furniture and cabinetry, and a line of aerospace fasteners, consisting of over 175,000 stock keeping units. On September 1, 2006, the Company acquired New York Fasteners Corp. On July 26, 2006, it acquired Draeger Aerospace GmbH.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-18348.

     o Chicago Bridge & Iron Company N.V. (CB&I) is an engineering, procurement and construction (EPC) company specializing in projects for customers that produce, process, store and distribute natural resources. CB&I is an integrated EPC service provider, offering a package of conceptual design, engineering, procurement, fabrication, field erection, mechanical installation and commissioning. Its projects include hydrocarbon processing plants, liquefied natural gas
          (LNG) terminals and peak shaving plants, offshore structures, pipelines, bulk liquid terminals, water storage and treatment facilities, and other steel structures and their associated systems. During 2006, the Company executed approximately 500 projects for customers in a variety of industries. In November 2007, the Company announced that it has completed the acquisition of the Lummus Global business from ABB Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12815.

     o KBR, Inc. (KBR) is a global engineering, construction and services company supporting the energy, petrochemicals, government services and civil infrastructure sectors. The Company operates in two segments:
          Energy and Chemicals (E&C) and Government and Infrastructure (G&I). The E&C segment designs and constructs energy and petrochemical projects, including large, technically complex projects in remote locations around the world. The G&I segment delivers on-demand support services across the full military mission cycle from contingency logistics and field support to operations and maintenance on military bases. KBR provides services to a diverse customer base, including international and national oil and gas companies, independent refiners, petrochemical producers, fertilizer producers, and domestic and foreign governments. In April 2007, Halliburton Company completed the separation of KBR. As a result, the two companies are separate and independent of each other.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-33146

     o National Oilwell Varco, Inc. (NOV) is a worldwide provider of equipment and components used in oil and gas drilling and production operations, oilfield services, and supply chain integration services to the upstream oil and gas industry. The Company operates in three segments: Rig Technology, Petroleum Services & Supplies, and Distribution Services. The Rig Technology segment designs, manufactures, sells and services complete systems for the drilling, completion and servicing of oil and gas wells. The Petroleum Services & Supplies segment provides a variety of consumable goods and services used to drill, complete, remediate and workover oil and gas wells, service pipelines, flowlines and other oilfield tubular goods. The Distribution Services segment provides maintenance, repair and operating supplies, and spare parts. In March 2006, NOV acquired Soil Recovery A/S. In November 2006, it acquired Rolligon Ltd. In December 2006, it acquired 87% of NQL Energy Services Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12317.

     o Quanta Services, Inc. (Quanta) is a provider of specialty contracting services, offering end-to-end network solutions to the electric power, gas, telecommunications, cable television and specialty services industries. In the Company's consolidated revenues during the year ended December 31, 2006, 67% was attributable to electric power and gas customers, 15% to telecommunications and cable television system operators and 18% to ancillary services, such as inside electrical wiring, intelligent traffic networks, cable and control systems for light rail lines, airports and highways, and specialty rock trenching, directional boring and road milling for industrial and commercial customers. Quanta's customers include Alabama Power Company, American Electric Power, Alltel Corporation, CenterPoint Energy, Inc., CenturyTel, Inc., Entergy Corporation, Ericsson and Verizon Communications Inc. In August 2007, the Company completed the acquisition of InfraSource Services, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13831.

     o The Shaw Group Inc. (Shaw) is a provider of services to the energy, chemical, and environmental and infrastructure industries, including consulting, engineering, construction, remediation and facilities management services to governmental and commercial customers. It is also a vertically integrated provider of technology, engineering, procurement, construction, maintenance, pipe fabrication and consulting services to the energy and chemical industries. The Company operates through segments, which include Environmental and Infrastructure (E&I), Energy and Chemicals (E&C), Fabrication and Manufacturing (F&M), and Maintenance. In October 2006, the Company completed its acquisition of a 20% investment in Westinghouse Electric Company, the provider of power generating technology, equipment, licensing expertise, fuel and services for nuclear plants. In July 2007, the Company acquired Ezeflow (NJ) Inc. (TUBE-LINE), a manufacturer of pipe fittings.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12227.

     o American Express Company (American Express) is a global payments, network and travel company. The Company has four operating segments:
          Global Network & Merchant Services, U.S. Card Services, International Card & Global Commercial Services and Corporate & Other. The products and services of the Company include global card network services; charge card and credit cards for consumers and businesses; consumer and small business lending products; American Express travelers cheques and gift cards; merchant acquiring and transaction processing; business expense management products and services; consumer travel services, and business travel and travel management services, among others. On December 31, 2006, the Company acquired Harbor Payments, Inc. (Harbor), an Atlanta-based technology company.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07657.

     o Parker Drilling Company is provider of contract drilling and drilling-related services. Its revenues are derived from three segments: United States barge drilling; international land drilling and offshore barge drilling, and drilling-related rental tools. The Company also provides project management services for operators who own their own drilling rigs and who choose to rely upon the Company's technical capability. As of December 31, 2006, its fleet of rigs available for service consisted of eight land rigs in the Commonwealth of Independent States (CIS); nine land rigs in the Asia Pacific region; three land rigs in the Latin America region; three land rigs in the United States domestic region; one barge drilling rig in the inland waters of Mexico; one land rig in the Middle East region; arctic-class barge rig in the Caspian Sea, and 19 barge drilling and workover rigs in the transition zones of the United States Gulf of Mexico.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07573.

     o Corning Incorporated (Corning) is a global, technology-based corporation that operates in four business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. Display technologies segment manufactures liquid crystal display (LCD) glass for flat panel displays. Telecommunications segment manufactures optical fiber and cable, and hardware and equipment components for the worldwide telecommunications industry. Environmental Technologies segment manufactures ceramic substrates and filters for automobile and diesel applications. Life Sciences segment manufactures glass and plastic consumables for scientific applications. On December 31, 2006, the Company, through its wholly owned subsidiary, Dow Corning Enterprises, Inc. (DCEI), sold its 60% ownership interest in DC Dongjue Silicone Group Co., Ltd.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03247.

     o QUALCOMM Incorporated, designs, manufactures and markets digital wireless telecommunications products and services based on its code division multiple access (CDMA) technology and other technologies. The Company operates through four segments: QUALCOMM CDMA Technologies
          (QCT); QUALCOMM Technology Licensing (QTL); QUALCOMM Wireless & Internet (QWI), and QUALCOMM Strategic Initiatives (QSI). QCT is a developer and supplier of integrated circuits and system software for wireless voice and data communications, multimedia functions and global positioning. QTL grants licenses to use portions of its intellectual property portfolio, which includes certain patent rights essential to and/or useful in the manufacture and sale of CDMA products. QWI generates revenue primarily through mobile communication products and services, software and software development. QSI makes investments to promote the worldwide adoption of CDMA products and services.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-19528.

     o Thornburg Mortgage, Inc. is a single-family residential mortgage lender that originates, acquires and retains investments in adjustable-rate and variable-rate mortgage (ARM) assets. The Company's ARM assets consist of purchased ARM assets and ARM loans, and consists of traditional ARM assets and hybrid ARM assets. Purchased ARM assets are mortgage-backed securities (MBS) that represent interests in pools of ARM loans, which are publicly rated and issued by third parties and may include guarantees or other third-party credit enhancements against losses from loan defaults. ARM Loans are either loans that Thornburg Mortgage, Inc. has securitized from its own loan origination or acquisition activities, loans that it uses as collateral to support the issuance of collateralized mortgage debt or loans pending securitization.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11914.

     o Starbucks Corporation (Starbucks) purchases and roasts whole bean coffees and sells them, along with fresh, rich-brewed coffees, Italian-style espresso beverages, cold blended beverages, a variety of complementary food items, coffee-related accessories and equipment, a selection of premium teas and a line of compact discs, primarily through Company-operated retail stores. Starbucks also sells coffee and tea products and licenses its trademark through other channels, and through certain of its equity investees, the Company produces and sells ready-to-drink beverages, which include, among others, bottled Frappuccino beverages and Starbucks DoubleShot espresso drinks, and a line of superpremium ice creams. All channels outside the Company-operated retail stores are collectively known as Specialty Operations. Its brand portfolio includes superpremium Tazo teas, Starbucks Hear Music compact discs, Seattle's Best Coffee and Torrefazione Italia coffee.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-20322.

     o Moody's Corporation (Moody's) is a provider of credit ratings, research and analysis covering fixed income securities, other debt instruments and the entities that issue such instruments in the global capital markets, and credit training services, and quantitative credit risk assessment products and services and credit processing software for banks, corporations and investors in credit-sensitive assets. Moody's operates in two segments: Moody's Investors Service and Moody's KMV. The Company's customers include a range of corporate and governmental issuers of securities, as well as institutional investors, depositors, creditors, investment banks, commercial banks and other financial intermediaries. In December 2006, the Company acquired Wall Street Analytics, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14037.

     o Citigroup Inc. (Citigroup) is a diversified global financial services holding company whose businesses provide a range of financial services to consumer and corporate customers. The Company is a bank holding company. Its segments include Global Consumer Group, Corporate and Investment Banking (CIB), Global Wealth Management and Alternative Investments (AI). Citigroup has more than 200 million customer accounts and does business in more than 100 countries. In May 2007, Citigroup acquired Egg Banking plc, from Prudential PLC. As of May 9, 2007, it held a 56.15% stake in Nikko Cordial Corporation. In May 2007, Citigroup acquired substantially all of the subsidiaries of Grupo Cuscatlan from Corporacion UBC Internacional S.A., the subsidiaries' holding company. In May 2007, CIT Group Inc. acquired the U.S. Business Technology Finance unit of Citigroup. In July 2007, Citigroup acquired Old Lane Partners, L.P. and Old Lane Partners, GP, LLC. In August 2007, it acquired The BISYS Group, Inc.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-09924




Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in this table is for the four calendar quarters in each of 2004, 2005 and 2006 as well as for the first three quarters of 2007 and the period from October 1, 2007 through December 5, 2007. (If no price is provided in the table for a particular period, that indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stock in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                           Ambac Financial Group Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004               76.9987                 66.3809                  71.2257
     4/1/2004             6/30/2004               73.3013                 61.5912                  71.018
     7/1/2004             9/30/2004               77.4511                 67.0468                  77.4511
    10/1/2004            12/31/2004               82.1053                 70.079                   79.6892

     1/1/2005             3/31/2005               80.4558                 72.2068                  72.6441
     4/1/2005             6/30/2005               76.6092                 60.4477                  67.914
     7/1/2005             9/30/2005               71.3117                 64.3733                  70.3052
    10/1/2005            12/30/2005               77.4265                 65.9538                  75.3344

     1/1/2006             3/31/2006               80.3226                 72.0888                  77.9717
     4/1/2006             6/30/2006               82.067                  75.3548                  79.5843
     7/1/2006             9/29/2006               86.0524                 79.1329                  81.3809
    10/1/2006            12/29/2006               89.4086                 80.2106                  87.7825

     1/1/2007             3/31/2007               90.6843                 82.4385                  85.3122
     4/1/2007             6/30/2007               95.08                   83.1283                  86.2646
     7/1/2007             9/30/2007               87.4618                 54.1407                  62.438
    10/1/2007             12/5/2007               72.621                  20.4653                  23.52


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        American International Group Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004               73.1332                 64.1825                  69.0279
     4/1/2004             6/30/2004               74.8423                 66.4931                  69.0216
     7/1/2004             9/30/2004               70.7422                 63.9089                  65.9052
    10/1/2004            12/31/2004               66.7873                 52.635                   63.7318

     1/1/2005             3/31/2005               71.2822                 52.7965                  53.8758
     4/1/2005             6/30/2005               57.3983                 48.6156                  56.6187
     7/1/2005             9/30/2005               61.8811                 56.7135                  60.5335
    10/1/2005            12/30/2005               67.8022                 59.537                   66.8064

     1/1/2006             3/31/2006               69.5577                 63.3402                  64.8576
     4/1/2006             6/30/2006               65.4563                 57.6008                  58.0927
     7/1/2006             9/29/2006               65.888                  56.5875                  65.3554
    10/1/2006            12/29/2006               72.1442                 64.9411                  70.849

     1/1/2007             3/31/2007               71.6301                 64.6401                  66.6239
     4/1/2007             6/30/2007               72.4793                 65.5634                  69.5686
     7/1/2007             9/30/2007               70.2144                 59.6047                  67.4069
    10/1/2007             12/5/2007               69.878                  50.6772                  58.15


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Bear Stearns Cos.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004               88.6534                 75.9436                   84.7115
     4/1/2004             6/30/2004               85.7549                 73.0593                   81.6494
     7/1/2004             9/30/2004               93.3941                 78.7652                   93.3553
    10/1/2004            12/31/2004              106.8935                 84.2047                   99.5836

     1/1/2005             3/31/2005              103.9264                 94.1983                   97.4768
     4/1/2005             6/30/2005              103.0243                 89.3673                  101.6841
     7/1/2005             9/30/2005              108.0228                 96.638                   107.6208
    10/1/2005            12/30/2005              117.3726                 96.8244                  113.5683

     1/1/2006             3/31/2006              139.1433                111.3762                  136.6603
     4/1/2006             6/30/2006              145.8849                118.5679                  138.293
     7/1/2006             9/29/2006              145.625                 125.7598                  138.6009
    10/1/2006            12/29/2006              164.7283                138.0766                  161.3385

     1/1/2007             3/31/2007              171.4067                137.604                   149.3019
     4/1/2007             6/30/2007              158.5714                135.4734                  139.3247
     7/1/2007             9/30/2007              144.7783                 99.4929                  122.4934
    10/1/2007             12/5/2007              132.7669                 89.55                     92.60


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                    MBIA Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004               62.7301                 54.8679                  58.635
     4/1/2004             6/30/2004               60.6923                 50.9198                  53.6438
     7/1/2004             9/30/2004               55.5409                 49.3519                  54.8927
    10/1/2004            12/31/2004               61.4938                 50.3851                  59.9013

     1/1/2005             3/31/2005               59.9486                 49.6109                  49.7346
     4/1/2005             6/30/2005               58.6381                 46.6809                  56.6883
     7/1/2005             9/30/2005               60.435                  52.5948                  58.2231
    10/1/2005            12/30/2005               61.4695                 52.0089                  58.0507

     1/1/2006             3/31/2006               61.399                  54.905                   58.3211
     4/1/2006             6/30/2006               59.0388                 54.3153                  57.0916
     7/1/2006             9/29/2006               62.8154                 54.8976                  60.2109
    10/1/2006            12/29/2006               72.329                  59.3583                  71.9058

     1/1/2007             3/31/2007               74.819                  62.2114                  64.7881
     4/1/2007             6/30/2007               71.6042                 60.0886                  61.8787
     7/1/2007             9/30/2007               66.25                   48.7312                  61.05
    10/1/2007             12/5/2007               68.83                   25.84                    27.42


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Washington Mutual Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004               37.7134                 32.4461                  35.4242
     4/1/2004             6/30/2004               37.4749                 31.3548                  32.3944
     7/1/2004             9/30/2004               34.2569                 31.7656                  33.1376
    10/1/2004            12/31/2004               36.4602                 31.8233                  36.2715

     1/1/2005             3/31/2005               37.133                  33.6105                  34.2699
     4/1/2005             6/30/2005               37.6929                 32.7516                  35.7095
     7/1/2005             9/30/2005               38.5266                 34.7156                  34.8044
    10/1/2005            12/30/2005               40.4904                 32.5149                  39.106

     1/1/2006             3/31/2006               40.9669                 37.4429                  38.7683
     4/1/2006             6/30/2006               43.1916                 38.6046                  41.9402
     7/1/2006             9/29/2006               43.0535                 38.1877                  40.4587
    10/1/2006            12/29/2006               43.7019                 39.1185                  42.8633

     1/1/2007             3/31/2007               43.5234                 36.9338                  38.5073
     4/1/2007             6/30/2007               43.0919                 36.9624                  41.1982
     7/1/2007             9/30/2007               42.3673                 30.6573                  34.6181
    10/1/2007             12/5/2007               35.7554                 16.75                    18.59


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Sovereign Bancorp Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004               22.5211                 18.5754                  19.5521
     4/1/2004             6/30/2004               20.2948                 17.6352                  20.2034
     7/1/2004             9/30/2004               20.5884                 18.6293                  19.975
    10/1/2004            12/31/2004               20.8093                 19.1694                  20.6718

     1/1/2005             3/31/2005               21.8475                 19.929                   20.3421
     4/1/2005             6/30/2005               20.8965                 18.4051                  20.5469
     7/1/2005             9/30/2005               22.8003                 19.8993                  20.3046
    10/1/2005            12/30/2005               22.1748                 18.8116                  19.9758

     1/1/2006             3/31/2006               20.9737                 18.9381                  20.3001
     4/1/2006             6/30/2006               21.3807                 19.5589                  19.8327
     7/1/2006             9/29/2006               21.4105                 19.4812                  21.0869
    10/1/2006            12/29/2006               26.1678                 20.783                   24.9774

     1/1/2007             3/31/2007               26.3516                 23.2559                  25.108
     4/1/2007             6/30/2007               25.0686                 20.8335                  20.9325
     7/1/2007             9/30/2007               22.1307                 16.4255                  16.9425
    10/1/2007             12/5/2007               17.7876                  9.92                    11.76


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Fannie Mae
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004               73.7524                 64.1373                  67.8482
     4/1/2004             6/30/2004               68.8702                 60.588                   65.6079
     7/1/2004             9/30/2004               72.0624                 58.4002                  58.7244
    10/1/2004            12/31/2004               68.8289                 58.3076                  66.4583

     1/1/2005             3/31/2005               66.9156                 50.3373                  51.0214
     4/1/2005             6/30/2005               58.0642                 46.6173                  54.9943
     7/1/2005             9/30/2005               56.6987                 39.2567                  42.3973
    10/1/2005            12/30/2005               48.3125                 39.2                     46.429

     1/1/2006             3/31/2006               55.9971                 46.0486                  49.1169
     4/1/2006             6/30/2006               52.0792                 44.3433                  46.1969
     7/1/2006             9/29/2006               54.376                  44.4681                  53.9897
    10/1/2006            12/29/2006               60.4225                 52.5316                  57.6002

     1/1/2007             3/31/2007               58.8571                 50.6806                  53.3181
     4/1/2007             6/30/2007               68.7899                 52.0677                  64.2557
     7/1/2007             9/30/2007               69.9822                 55.7319                  60.3035
    10/1/2007             12/5/2007               68.0286                 26.85                    36.13


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Garmin Ltd.
                                    (01 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004               28.6966                 19.168                    20.6161
     4/1/2004             6/30/2004               21.2388                 13.5542                   17.8792
     7/1/2004             9/30/2004               21.1954                 15.2147                   20.8768
    10/1/2004            12/31/2004               30.2203                 20.8044                   29.6215

     1/1/2005             3/31/2005               29.9136                 21.1976                   22.552
     4/1/2005             6/30/2005               23.0097                 19.0125                   20.8139
     7/1/2005             9/30/2005               33.1464                 20.9356                   33.0247
    10/1/2005            12/30/2005               34.4123                 26.3448                   32.5864

     1/1/2006             3/31/2006               41.6354                 29.2221                   39.0103
     4/1/2006             6/30/2006               53.7786                 39.2559                   51.7846
     7/1/2006             9/29/2006               53.1401                 40.469                    47.9145
    10/1/2006            12/29/2006               56.4615                 43.7399                   55.2407

     1/1/2007             3/31/2007               58.8533                 48.095                    53.7421
     4/1/2007             6/30/2007               74.6633                 51.787                    73.4128
     7/1/2007             9/30/2007              122.76                   73.0258                  119.4
    10/1/2007             12/5/2007              125.68                   80.94                    108.47


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Barrick Gold Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004               23.0715                 18.4939                  22.9653
     4/1/2004             6/30/2004               23.3226                 17.4509                  19.1761
     7/1/2004             9/30/2004               20.5354                 17.6129                  20.4286
    10/1/2004            12/31/2004               24.8896                 19.5839                  23.6217

     1/1/2005             3/31/2005               25.6699                 20.7446                  23.3682
     4/1/2005             6/30/2005               25.3837                 20.569                   24.5311
     7/1/2005             9/30/2005               29.353                  22.8846                  28.4709
    10/1/2005            12/30/2005               28.5395                 24.09                    27.4244

     1/1/2006             3/31/2006               31.6262                 24.7282                  26.8045
     4/1/2006             6/30/2006               35.3556                 26.3669                  29.2307
     7/1/2006             9/29/2006                34.04                  27.2656                  30.3368
    10/1/2006            12/29/2006               31.2819                 27.2952                  30.4295

     1/1/2007             3/31/2007               32.2731                 26.7026                  28.2985
     4/1/2007             6/30/2007               31.2026                 27.4659                  28.9642
     7/1/2007             9/30/2007               40.9803                 28.8347                  40.1334
    10/1/2007             12/5/2007               47.5364                 38.4595                  39.63


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Baker Hughes Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004               37.5677                 30.4821                  35.3487
     4/1/2004             6/30/2004               37.6646                 32.5127                  36.595
     7/1/2004             9/30/2004               43.1529                 36.0799                  42.6168
    10/1/2004            12/31/2004               44.2571                 38.9009                  41.706

     1/1/2005             3/31/2005               47.3907                 39.8196                  43.5983
     4/1/2005             6/30/2005               51.1874                 41.0776                  50.2638
     7/1/2005             9/30/2005               60.9363                 49.9102                  58.7509
    10/1/2005            12/30/2005               62.2882                 49.5858                  59.9695

     1/1/2006             3/31/2006               77.2855                 60.3346                  67.6058
     4/1/2006             6/30/2006               88.3969                 65.8663                  81.0222
     7/1/2006             9/29/2006               83.101                  60.5712                  67.6208
    10/1/2006            12/29/2006               78.3305                 64.3687                  74.1681

     1/1/2007             3/31/2007               73.3237                 61.9665                  65.8182
     4/1/2007             6/30/2007               89.6676                 65.3803                  83.8659
     7/1/2007             9/30/2007               91.9619                 73.5396                  90.2345
    10/1/2007             12/5/2007              100.1397                 76.40                    81.51


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Apple Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                14.07                   10.59                    13.525
     4/1/2004             6/30/2004                17.095                  12.745                   16.27
     7/1/2004             9/30/2004                19.635                  14.37                    19.375
    10/1/2004            12/31/2004                34.785                  18.825                   32.2

     1/1/2005             3/31/2005                45.435                  31.3                     41.67
     4/1/2005             6/30/2005                44.44                   33.11                    36.81
     7/1/2005             9/30/2005                54.56                   36.29                    53.61
    10/1/2005            12/30/2005                75.46                   47.87                    71.89

     1/1/2006             3/31/2006                87.05                   57.67                    62.72
     4/1/2006             6/30/2006                73.38                   55.41                    57.12
     7/1/2006             9/29/2006                77.78                   50.35                    77.03
    10/1/2006            12/29/2006                93.15                   72.6                     84.84

     1/1/2007             3/31/2007                97.8                    81.9                     92.91
     4/1/2007             6/30/2007               127.6                    89.6                    122.04
     7/1/2007             9/30/2007               155                     111.62                   153.54
    10/1/2007             12/5/2007               192.64                  150.64                   185.50


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Elan Corp. PLC (ADS)
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                21                       6.89                    20.62
     4/1/2004             6/30/2004                25.5                    19.16                    24.74
     7/1/2004             9/30/2004                25.9                    16.45                    23.4
    10/1/2004            12/31/2004                30.45                   20.52                    27.25

     1/1/2005             3/31/2005                29.44                    3                        3.24
     4/1/2005             6/30/2005                 8.4                     3.31                     6.82
     7/1/2005             9/30/2005                 9.48                    6.72                     8.86
    10/1/2005            12/30/2005                14.47                    7.62                    13.93

     1/1/2006             3/31/2006                16.83                   11.88                    14.44
     4/1/2006             6/30/2006                19.35                   14.06                    16.7
     7/1/2006             9/29/2006                16.85                   13.16                    15.38
    10/1/2006            12/29/2006                16.14                   13.81                    14.75

     1/1/2007             3/31/2007                15.1                    11.7                     13.29
     4/1/2007             6/30/2007                22.4                    13.31                    21.93
     7/1/2007             9/30/2007                22.88                   16.38                    21.04
    10/1/2007             12/5/2007                24.64                   20.92                    23.78


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              General Motors Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004               46.5946                 37.8951                  39.9119
     4/1/2004             6/30/2004               42.4032                 36.7478                  39.9273
     7/1/2004             9/30/2004               40.2186                 35.1507                  36.8419
    10/1/2004            12/31/2004               37.5444                 32.0025                  35.1966

     1/1/2005             3/31/2005               35.8204                 24.9333                  26.171
     4/1/2005             6/30/2005               33.1616                 21.9769                  30.7723
     7/1/2005             9/30/2005               34.112                  27.7339                  28.1011
    10/1/2005            12/30/2005               28.9182                 17.1515                  18.1615

     1/1/2006             3/31/2006               22.9965                 17.2731                  20.1203
     4/1/2006             6/30/2006               29.0572                 17.973                   28.4555
     7/1/2006             9/29/2006               32.374                  25.9051                  32.0274
    10/1/2006            12/29/2006               35.1858                 27.6287                  29.7913

     1/1/2007             3/31/2007               36.1141                 28.1312                  29.9181
     4/1/2007             6/30/2007               38.0666                 28.417                   37.2198
     7/1/2007             9/30/2007               37.6826                 28.8699                  36.4098
    10/1/2007             12/5/2007               42.6799                 24.50                    28.10


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Titanium Metals Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                2.587                   1.0625                   2.4925
     4/1/2004             6/30/2004                2.6975                  1.7975                   2.3138
     7/1/2004             9/30/2004                3.1125                  2.3                      2.9325
    10/1/2004            12/31/2004                3.325                   2.3813                   3.0175

     1/1/2005             3/31/2005                5.0613                  2.9263                   4.5
     4/1/2005             6/30/2005                7.1875                  3.8775                   7.0988
     7/1/2005             9/30/2005               10.6                     6.1663                   9.89
    10/1/2005            12/30/2005               19.86                    8.7875                  15.815

     1/1/2006             3/31/2006               25.875                  15.96                    24.275
     4/1/2006             6/30/2006               47.59                   24.5                     34.38
     7/1/2006             9/29/2006               34.88                   22.77                    25.28
    10/1/2006            12/29/2006               33.92                   23.2                     29.51

     1/1/2007             3/31/2007               38.85                   27.74                    35.88
     4/1/2007             6/30/2007               39.8                    30.31                    31.9
     7/1/2007             9/30/2007               35.32                   25.75                    33.56
    10/1/2007             12/5/2007               36.50                   25.27                    28.84


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Yahoo! Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                25.205                  20.575                   24.295
     4/1/2004             6/30/2004                36.51                   23.945                   36.33
     7/1/2004             9/30/2004                35.34                   25.53                    33.91
    10/1/2004            12/31/2004                39.78                   33.6                     37.68

     1/1/2005             3/31/2005                38.89                   30.31                    33.9
     4/1/2005             6/30/2005                38.95                   32.3                     34.65
     7/1/2005             9/30/2005                38.001                  31.6                     33.84
    10/1/2005            12/30/2005                43.45                   32.78                    39.18

     1/1/2006             3/31/2006                43.65                   29.75                    32.26
     4/1/2006             6/30/2006                34.08                   28.6                     33
     7/1/2006             9/29/2006                33.74                   24.62                    25.28
    10/1/2006            12/29/2006                28.56                   22.66                    25.54

     1/1/2007             3/31/2007                32.84                   25.26                    31.29
     4/1/2007             6/30/2007                33.61                   26.61                    27.13
     7/1/2007             9/30/2007                27.8                    22.27                    26.84
    10/1/2007             12/5/2007                34.07                   24.69                    25.98


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Decker Outdoor Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                27.85                   16.9                     25.95
     4/1/2004             6/30/2004                31.07                   22.281                   29.49
     7/1/2004             9/30/2004                35                      25.58                    34
    10/1/2004            12/31/2004                49.12                   31.65                    46.99

     1/1/2005             3/31/2005                47.25                   34.79                    35.74
     4/1/2005             6/30/2005                36                      20.83                    24.6
     7/1/2005             9/30/2005                29.9                    21.66                    24.06
    10/1/2005            12/30/2005                31.04                   16.92                    27.62

     1/1/2006             3/31/2006                41.1                    27.97                    40.54
     4/1/2006             6/30/2006                44.75                   33.74                    38.56
     7/1/2006             9/29/2006                48.39                   33.36                    47.32
    10/1/2006            12/29/2006                60.55                   45.98                    59.95

     1/1/2007             3/31/2007                73.65                   55.99                    71.02
     4/1/2007             6/30/2007               102.37                   68.26                   100.9
     7/1/2007             9/30/2007               113.5                    83.57                   109.8
    10/1/2007             12/5/2007               157.23                  105.82                   153.48


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                First Solar Inc.
                                    (06 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                 n/a                     n/a                      n/a
     4/1/2004             6/30/2004                 n/a                     n/a                      n/a
     7/1/2004             9/30/2004                 n/a                     n/a                      n/a
    10/1/2004            12/31/2004                 n/a                     n/a                      n/a

     1/1/2005             3/31/2005                 n/a                     n/a                      n/a
     4/1/2005             6/30/2005                 n/a                     n/a                      n/a
     7/1/2005             9/30/2005                 n/a                     n/a                      n/a
    10/1/2005            12/30/2005                 n/a                     n/a                      n/a

     1/1/2006             3/31/2006                 n/a                     n/a                      n/a
     4/1/2006             6/30/2006                 n/a                     n/a                      n/a
     7/1/2006             9/29/2006                 n/a                     n/a                      n/a
    10/1/2006            12/29/2006                30                      23.59                     29.8

     1/1/2007             3/31/2007                59.88                   27.54                    52.01
     4/1/2007             6/30/2007                91.1                    52.1                     89.29
     7/1/2007             9/30/2007               123.21                   74.77                   117.74
    10/1/2007             12/5/2007               252.39                  119.95                   225.93


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               priceline.com Inc.
                                    (99 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                27.57                   18                       26.96
     4/1/2004             6/30/2004                29.5                    22.27                    26.93
     7/1/2004             9/30/2004                26.95                   17.42                    22.17
    10/1/2004            12/31/2004                26.15                   19.65                    23.59

     1/1/2005             3/31/2005                27.08                   20.51                    25.2
     4/1/2005             6/30/2005                26.98                   22.22                    23.33
     7/1/2005             9/30/2005                25.29                   18.57                    19.32
    10/1/2005            12/30/2005                25.03                   18.2                     22.32

     1/1/2006             3/31/2006                24.98                   21.06                    24.84
     4/1/2006             6/30/2006                32.66                   23.72                    29.86
     7/1/2006             9/29/2006                37.16                   25.63                    36.79
    10/1/2006            12/29/2006                44.28                   36.51                    43.61

     1/1/2007             3/31/2007                56.1                    41.8                     53.26
     4/1/2007             6/30/2007                69.39                   53.33                    68.74
     7/1/2007             9/30/2007                91.95                   59.5                     88.75
    10/1/2007             12/5/2007               120.67                   79.15                   119.73


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 ABB Ltd. (ADS)
                                    (01 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                6.47                    5.0058                   5.916
     4/1/2004             6/30/2004                6.3216                  4.9959                   5.4906
     7/1/2004             9/30/2004                6.1534                  4.808                    6.0545
    10/1/2004            12/31/2004                6.6579                  5.2729                   5.5994

     1/1/2005             3/31/2005                6.4799                  5.362                    6.1336
     4/1/2005             6/30/2005                7.024                   5.9555                   6.4007
     7/1/2005             9/30/2005                7.6373                  6.1138                   7.2812
    10/1/2005            12/30/2005                9.7445                  6.8459                   9.6159

     1/1/2006             3/31/2006               12.5442                  9.9325                  12.4156
     4/1/2006             6/30/2006               14.7572                 10.0468                  12.879
     7/1/2006             9/29/2006               13.6243                 11.2194                  13.0976
    10/1/2006            12/29/2006               17.9074                 12.9585                  17.8676

     1/1/2007             3/31/2007               19.1297                 15.8404                  17.0726
     4/1/2007             6/30/2007               22.79                   17.0527                  22.6
     7/1/2007             9/30/2007               26.47                   20.42                    26.23
    10/1/2007             12/5/2007               32.08                   25.84                    29.24


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Bucyrus International Inc. (CI A)
                                    (04 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                 n/a                     n/a                      n/a
     4/1/2004             6/30/2004                 n/a                     n/a                      n/a
     7/1/2004             9/30/2004               23.2814                 13.2333                  22.0665
    10/1/2004            12/31/2004               27.8229                 17.7151                  26.7437

     1/1/2005             3/31/2005               30.8127                 22.8282                  25.7443
     4/1/2005             6/30/2005               26.2387                 20.8274                  25.0703
     7/1/2005             9/30/2005               32.693                  23.0439                  32.4749
    10/1/2005            12/30/2005               35.9076                 25.2634                  34.8817

     1/1/2006             3/31/2006               49.084                  34.3588                  47.8882
     4/1/2006             6/30/2006               60.3298                 37.529                   50.231
     7/1/2006             9/29/2006               53.1804                 38.3943                  42.2377
    10/1/2006            12/29/2006               51.9569                 39.7552                  51.598

     1/1/2007             3/31/2007               58.2571                 44.4903                  51.386
     4/1/2007             6/30/2007               72.7472                 50.2885                  70.6801
     7/1/2007             9/30/2007               79.6374                 56.8022                  72.8816
    10/1/2007             12/5/2007               90.58                   70.3832                  86.43


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                       Freeport-McMoRan Copper & Gold Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004               41.3731                 32.3789                   36.0596
     4/1/2004             6/30/2004               36.7607                 25.8925                   30.7426
     7/1/2004             9/30/2004               39.2947                 29.4174                   37.7744
    10/1/2004            12/31/2004               39.6865                 31.8921                   35.881

     1/1/2005             3/31/2005               41.4943                 32.9715                   37.4394
     4/1/2005             6/30/2005               38.1011                 29.9875                   35.6197
     7/1/2005             9/30/2005               47.3765                 35.3153                   46.5243
    10/1/2005            12/30/2005               54.2386                 42.1589                   51.7842

     1/1/2006             3/31/2006               62.8807                 45.581                    57.8301
     4/1/2006             6/30/2006               70.2127                 41.9137                   53.8849
     7/1/2006             9/29/2006               60.9145                 46.5293                   52.0839
    10/1/2006            12/29/2006               62.659                  46.5489                   54.8193

     1/1/2007             3/31/2007               66.4826                 48.1796                   65.4931
     4/1/2007             6/30/2007               84.9796                 64.9291                   82.3159
     7/1/2007             9/30/2007              110.1859                 66.9014                  104.6108
    10/1/2007             12/5/2007              120.20                   85.71                    101.60


             PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              J.C. Penney Co. Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004               33.4966                 24.2453                  33.3433
     4/1/2004             6/30/2004               37.7446                 29.9224                  36.3303
     7/1/2004             9/30/2004               39.882                  33.7418                  34.0604
    10/1/2004            12/31/2004               40.5147                 32.9678                  40.1078

     1/1/2005             3/31/2005               51.8922                 39.0033                  50.454
     4/1/2005             6/30/2005               52.3251                 42.6707                  51.2243
     7/1/2005             9/30/2005               56.6257                 44.2148                  46.3044
    10/1/2005            12/30/2005               55.804                  43.241                   54.4429

     1/1/2006             3/31/2006               61.9658                 53.192                   59.2865
     4/1/2006             6/30/2006               67.7054                 56.5425                  66.4552
     7/1/2006             9/29/2006               68.587                  60.4245                  67.5013
    10/1/2006            12/29/2006               81.5824                 66.7216                  76.546

     1/1/2007             3/31/2007               86.4659                 74.6138                  81.487
     4/1/2007             6/30/2007               84.0489                 68.6986                  71.9595
     7/1/2007             9/30/2007               76.7578                 61.3544                  63.1789
    10/1/2007             12/5/2007               69.25                   39.98                    45.85


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Marathon Oil Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004               16.7213                 14.0319                  15.5055
     4/1/2004             6/30/2004               17.5705                 14.847                   17.5566
     7/1/2004             9/30/2004               19.4393                 15.6776                  19.2898
    10/1/2004            12/31/2004               19.9066                 16.9608                  17.7045

     1/1/2005             3/31/2005               23.3607                 16.7207                  22.233
     4/1/2005             6/30/2005               26.6527                 20.6077                  25.4464
     7/1/2005             9/30/2005               34.825                  25.6467                  33.0373
    10/1/2005            12/30/2005               33.5357                 26.5573                  29.3916

     1/1/2006             3/31/2006               38.4449                 29.8929                  36.8995
     4/1/2006             6/30/2006               41.928                  33.7924                  40.5606
     7/1/2006             9/29/2006               45.4201                 33.6655                  37.6127
    10/1/2006            12/29/2006               48.5073                 34.5655                  45.4464

     1/1/2007             3/31/2007               51.0599                 40.7789                  48.7701
     4/1/2007             6/30/2007               66.4622                 48.8047                  59.4432
     7/1/2007             9/30/2007               64.648                  46.5652                  56.782
    10/1/2007             12/5/2007               62.4881                 51.99                    56.64


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Intuitive Surgical Inc.
                                    (00 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                19.48                   16.25                    17
     4/1/2004             6/30/2004                19.1                    15.08                    19
     7/1/2004             9/30/2004                28.25                   17.61                    24.75
    10/1/2004            12/31/2004                40.6                    21.12                    40.02

     1/1/2005             3/31/2005                49.43                   35.71                    45.47
     4/1/2005             6/30/2005                53.1                    40.15                    46.64
     7/1/2005             9/30/2005                79.42                   46.41                    73.29
    10/1/2005            12/30/2005               124.7899                 63.8                    117.27

     1/1/2006             3/31/2006               139.5                    85.63                   118
     4/1/2006             6/30/2006               132                      97.08                   117.97
     7/1/2006             9/29/2006               123.88                   90.4                    105.45
    10/1/2006            12/29/2006               114.11                   93.92                    95.9

     1/1/2007             3/31/2007               125                      86.27                   121.57
     4/1/2007             6/30/2007               146.18                  120.57                   138.77
     7/1/2007             9/30/2007               235.4                   138.67                   230
    10/1/2007             12/5/2007               339.55                  229.71                   332.93


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  NVIDIA Corp.
                                    (99 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                8.8933                  6.8773                   8.83
     4/1/2004             6/30/2004                9.1167                  6.4267                   6.8333
     7/1/2004             9/30/2004                6.91                    3.1                      4.84
    10/1/2004            12/31/2004                8.32                    4.36                     7.8533

     1/1/2005             3/31/2005                9.8633                  6.82                     7.92
     4/1/2005             6/30/2005                9.7967                  6.9733                   8.9067
     7/1/2005             9/30/2005               11.53                    8.4767                  11.4267
    10/1/2005            12/30/2005               12.8333                 10.17                    12.1867

     1/1/2006             3/31/2006               19.41                   12.2167                  19.0867
     4/1/2006             6/30/2006               21.2533                 12.7467                  14.1933
     7/1/2006             9/29/2006               20.8333                 11.4533                  19.7267
    10/1/2006            12/29/2006               25.9733                 18.4467                  24.6733

     1/1/2007             3/31/2007               25.0133                 18.6933                  19.1867
     4/1/2007             6/30/2007               29.2467                 18.8533                  27.54
     7/1/2007             9/30/2007               37.2                    27                       36.24
    10/1/2007             12/5/2007               39.67                   29.11                    33.63


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Research In Motion Ltd.
                                    (99 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004               16.9417                 11.0167                   15.5517
     4/1/2004             6/30/2004               23.0833                 14.1733                   22.8133
     7/1/2004             9/30/2004               25.81                   17.4163                   25.4467
    10/1/2004            12/31/2004               34.52                   24.0567                   27.4733

     1/1/2005             3/31/2005               27.88                   20.0933                   25.4733
     4/1/2005             6/30/2005               28.1833                 20.63                     24.5833
     7/1/2005             9/30/2005               27.4967                 22.3767                   22.8
    10/1/2005            12/30/2005               23.14                   17                        22.0033

     1/1/2006             3/31/2006               30.1767                 20.9667                   28.2933
     4/1/2006             6/30/2006               29.37                   20.3433                   23.2567
     7/1/2006             9/29/2006               34.8333                 20.71                     34.22
    10/1/2006            12/29/2006               47.5533                 32.92                     42.5933

     1/1/2007             3/31/2007               49.0167                 39.9167                   45.4967
     4/1/2007             6/30/2007               66.86                   42.9333                   66.6633
     7/1/2007             9/30/2007              100.98                   61.5467                   98.55
    10/1/2007             12/5/2007              137                      95.02                    100.96


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                   Belden Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                 n/a                     n/a                      n/a
     4/1/2004             6/30/2004                 n/a                     n/a                      n/a
     7/1/2004             9/30/2004               22.1001                 18.3323                  21.3651
    10/1/2004            12/31/2004               23.9916                 20.091                   22.7867

     1/1/2005             3/31/2005               24.1519                 18.5927                  21.8599
     4/1/2005             6/30/2005               23.041                  17.3718                  20.9178
     7/1/2005             9/30/2005               22.4471                 18.8711                  19.2173
    10/1/2005            12/30/2005               25.7671                 18.4458                  24.2112

     1/1/2006             3/31/2006               27.4717                 23.7057                  27.0369
     4/1/2006             6/30/2006               33.312                  25.7362                  32.8674
     7/1/2006             9/29/2006               39.665                  28.2928                  38.0716
    10/1/2006            12/29/2006               41.5073                 34.8849                  38.9775

     1/1/2007             3/31/2007               55.1837                 37.0531                  53.4869
     4/1/2007             6/30/2007               59.5175                 52.9544                  55.2919
     7/1/2007             9/30/2007               59.8372                 41.3666                  46.91
    10/1/2007             12/5/2007               59.48                   42.84                    47.07


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                BE Aerospace Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                 7.71                    5.21                     6.72
     4/1/2004             6/30/2004                 8                       5.72                     7.58
     7/1/2004             9/30/2004                11.99                    6.32                     9.1
    10/1/2004            12/31/2004                11.98                    7.9                     11.64

     1/1/2005             3/31/2005                13.1                     9.3                     12
     4/1/2005             6/30/2005                16.48                   10.15                    15.63
     7/1/2005             9/30/2005                17.749                  14.05                    16.57
    10/1/2005            12/30/2005                22.46                   16.06                    22

     1/1/2006             3/31/2006                25.78                   20.25                    25.12
     4/1/2006             6/30/2006                29.6                    18.28                    22.86
     7/1/2006             9/29/2006                25.25                   17.64                    21.09
    10/1/2006            12/29/2006                27.77                   19.09                    25.68

     1/1/2007             3/31/2007                33.79                   25.57                    31.7
     4/1/2007             6/30/2007                41.65                   31.6                     41.3
     7/1/2007             9/30/2007                44.68                   32.2                     41.53
    10/1/2007             12/5/2007                51.45                   40.82                    47.73


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Chicago Bridge & Iron Co. N.V.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004               16.0307                 12.0847                  13.7438
     4/1/2004             6/30/2004               14.9883                 10.6671                  13.7696
     7/1/2004             9/30/2004               15.0551                 13.1022                  14.8426
    10/1/2004            12/31/2004               20.3564                 14.3427                  19.8116

     1/1/2005             3/31/2005               23.6402                 17.6818                  21.8181
     4/1/2005             6/30/2005               25.0242                 18.9292                  22.6774
     7/1/2005             9/30/2005               32.6868                 22.6476                  30.8641
    10/1/2005            12/30/2005               32.5121                 19.3583                  25.049

     1/1/2006             3/31/2006               31.6466                 19.6736                  23.8677
     4/1/2006             6/30/2006               27.3484                 21.6599                  24.0398
     7/1/2006             9/29/2006               27.6533                 22.6462                  23.9718
    10/1/2006            12/29/2006               29.631                  23.085                   27.2622

     1/1/2007             3/31/2007               31.4465                 25.7565                  30.6977
     4/1/2007             6/30/2007               39.9819                 30.0488                  37.7088
     7/1/2007             9/30/2007               44.8029                 30.0351                  43.06
    10/1/2007             12/5/2007               56.99                   41.49                    55.83


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                    KBR Inc.
                                    (06 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                 n/a                     n/a                      n/a
     4/1/2004             6/30/2004                 n/a                     n/a                      n/a
     7/1/2004             9/30/2004                 n/a                     n/a                      n/a
    10/1/2004            12/31/2004                 n/a                     n/a                      n/a

     1/1/2005             3/31/2005                 n/a                     n/a                      n/a
     4/1/2005             6/30/2005                 n/a                     n/a                      n/a
     7/1/2005             9/30/2005                 n/a                     n/a                      n/a
    10/1/2005            12/30/2005                 n/a                     n/a                      n/a

     1/1/2006             3/31/2006                 n/a                     n/a                      n/a
     4/1/2006             6/30/2006                 n/a                     n/a                      n/a
     7/1/2006             9/29/2006                 n/a                     n/a                      n/a
    10/1/2006            12/29/2006                27.63                   20.5                     26.16

     1/1/2007             3/31/2007                26                      19.66                    20.35
     4/1/2007             6/30/2007                29.32                   20.13                    26.23
     7/1/2007             9/30/2007                40.38                   26.31                    38.77
    10/1/2007             12/5/2007                45.24                   33.76                    39.70


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           National Oilwell Varco Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                15.54                   10.83                    14.14
     4/1/2004             6/30/2004                15.87                   12.71                    15.745
     7/1/2004             9/30/2004                17.24                   13.97                    16.43
    10/1/2004            12/31/2004                18.69                   15.775                   17.645

     1/1/2005             3/31/2005                25.25                   16.54                    23.35
     4/1/2005             6/30/2005                24.6                    19.635                   23.77
     7/1/2005             9/30/2005                34.005                  23.12                    32.9
    10/1/2005            12/30/2005                33.7                    26.71                    31.35

     1/1/2006             3/31/2006                38.8                    27.89                    32.06
     4/1/2006             6/30/2006                36.495                  28.165                   31.66
     7/1/2006             9/29/2006                34.32                   27.435                   29.275
    10/1/2006            12/29/2006                34.3                    25.81                    30.59

     1/1/2007             3/31/2007                39.64                   26.88                    38.895
     4/1/2007             6/30/2007                54.785                  38.275                   52.12
     7/1/2007             9/30/2007                74.94                   48.905                   72.25
    10/1/2007             12/5/2007                82                      61.06                    71.78


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Quanta Services Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                 9.52                    6.5                      7.08
     4/1/2004             6/30/2004                 7.24                    4.83                     6.22
     7/1/2004             9/30/2004                 7.45                    5.3                      6.05
    10/1/2004            12/31/2004                 8.29                    5.75                     8

     1/1/2005             3/31/2005                 8.65                    7.18                     7.63
     4/1/2005             6/30/2005                 9.62                    7.5                      8.8
     7/1/2005             9/30/2005                13.14                    8.79                    12.76
    10/1/2005            12/30/2005                14.95                   10.91                    13.17

     1/1/2006             3/31/2006                16.09                   12.24                    16.02
     4/1/2006             6/30/2006                18.92                   14.47                    17.33
     7/1/2006             9/29/2006                18.02                   14.4                     16.86
    10/1/2006            12/29/2006                20.05                   16.32                    19.67

     1/1/2007             3/31/2007                26.04                   18.66                    25.22
     4/1/2007             6/30/2007                32.11                   25.27                    30.67
     7/1/2007             9/30/2007                32.58                   23.36                    26.45
    10/1/2007             12/5/2007                33.42                   25                       26.57


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Shaw Group Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                13.8                    10.33                    10.84
     4/1/2004             6/30/2004                13.33                    9.9                     10.13
     7/1/2004             9/30/2004                12.19                    8.89                    12
    10/1/2004            12/31/2004                17.95                   11.22                    17.85

     1/1/2005             3/31/2005                23.28                   15.43                    21.8
     4/1/2005             6/30/2005                22.37                   17.6                     21.51
     7/1/2005             9/30/2005                25.1                    16.14                    24.66
    10/1/2005            12/30/2005                31.74                   19.9                     29.09

     1/1/2006             3/31/2006                36.05                   27.87                    30.4
     4/1/2006             6/30/2006                34                      23.25                    27.8
     7/1/2006             9/29/2006                27.8                    19.55                    23.64
    10/1/2006            12/29/2006                35.73                   22.39                    33.5

     1/1/2007             3/31/2007                34.55                   28.6                     31.27
     4/1/2007             6/30/2007                46.38                   29.04                    46.29
     7/1/2007             9/30/2007                61.56                   40.25                    58.1
    10/1/2007             12/5/2007                77.20                   56.72                    63.91


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              American Express Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004               45.5813                 40.0727                  43.8916
     4/1/2004             6/30/2004               44.6958                 40.0654                  43.5788
     7/1/2004             9/30/2004               43.8926                 40.4575                  43.6466
    10/1/2004            12/31/2004               48.4982                 43.2446                  47.9201

     1/1/2005             3/31/2005               49.4134                 42.6063                  43.8684
     4/1/2005             6/30/2005               47.2245                 42.28                    45.558
     7/1/2005             9/30/2005               50.8986                 44.762                   49.1612
    10/1/2005            12/30/2005               51.9945                 45.6729                  50.4362

     1/1/2006             3/31/2006               54.0291                 50.0343                  51.6223
     4/1/2006             6/30/2006               54.0527                 50.1341                  52.3986
     7/1/2006             9/29/2006               55.4778                 49.1195                  55.3692
    10/1/2006            12/29/2006               61.8736                 54.3029                  60.062

     1/1/2007             3/31/2007               60.5383                 53.502                   55.9732
     4/1/2007             6/30/2007               64.9206                 54.9212                  60.8805
     7/1/2007             9/30/2007               65.727                  55.3627                  59.2231
    10/1/2007             12/5/2007               63.63                   53.36                    57.93


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Parker Drilling Co.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                 4.49                    2.55                     4.17
     4/1/2004             6/30/2004                 4.14                    2.65                     3.82
     7/1/2004             9/30/2004                 4.02                    2.97                     3.67
    10/1/2004            12/31/2004                 4.41                    3.56                     3.93

     1/1/2005             3/31/2005                 6.15                    3.75                     5.75
     4/1/2005             6/30/2005                 7.21                    4.52                     7.01
     7/1/2005             9/30/2005                 9.45                    6.8                      9.27
    10/1/2005            12/30/2005                11.82                    7.42                    10.83

     1/1/2006             3/31/2006                12.44                    8.08                     9.27
     4/1/2006             6/30/2006                 9.84                    6.11                     7.18
     7/1/2006             9/29/2006                 7.64                    6.25                     7.08
    10/1/2006            12/29/2006                10.05                    6.5                      8.17

     1/1/2007             3/31/2007                 9.75                    7.5                      9.39
     4/1/2007             6/30/2007                12.1                     9.4                     10.54
     7/1/2007             9/30/2007                11.65                    7.01                     8.12
    10/1/2007             12/5/2007                 9.07                    6.71                     7.07


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Corning Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004               13.8287                 10.1052                  11.1307
     4/1/2004             6/30/2004               13.1119                 10.0355                  13.0024
     7/1/2004             9/30/2004               12.9725                 9.259                    11.0311
    10/1/2004            12/31/2004               12.9028                 10.1251                  11.7181

     1/1/2005             3/31/2005               12.3453                 10.5632                  11.0809
     4/1/2005             6/30/2005               17.0046                 10.9316                  16.5467
     7/1/2005             9/30/2005               21.8532                 15.9692                  19.2447
    10/1/2005            12/30/2005               21.5047                 16.6263                  19.5733

     1/1/2006             3/31/2006               28.1453                 19.2646                  26.7913
     4/1/2006             6/30/2006               29.4694                 20.3                     24.0833
     7/1/2006             9/29/2006               24.7901                 17.4626                  24.3023
    10/1/2006            12/29/2006               25.4572                 18.5478                  18.6275

     1/1/2007             3/31/2007               23.2271                 18.0799                  22.6397
     4/1/2007             6/30/2007               26.5523                 22.3509                  25.4373
     7/1/2007             9/30/2007               27.1298                 21.3753                  24.5925
    10/1/2007             12/5/2007               26.7375                 20.8014                  24.92


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  QUALCOMM Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004               32.3432                 25.7558                  32.0776
     4/1/2004             6/30/2004               35.4148                 29.8464                  35.2457
     7/1/2004             9/30/2004               39.602                  32.5122                  37.7088
    10/1/2004            12/31/2004               43.5259                 36.4918                  41.0202

     1/1/2005             3/31/2005               42.2876                 32.8936                  35.5293
     4/1/2005             6/30/2005               37.3747                 31.0991                  32.0785
     7/1/2005             9/30/2005               43.8767                 32.0493                  43.5845
    10/1/2005            12/30/2005               45.4673                 38.0038                  42.0417

     1/1/2006             3/31/2006               50.5998                 41.8758                  49.4851
     4/1/2006             6/30/2006               51.8318                 37.7833                  39.2833
     7/1/2006             9/29/2006               38.9401                 32.1168                  35.7507
    10/1/2006            12/29/2006               40.4436                 33.5378                  37.2863

     1/1/2007             3/31/2007               43.6621                 36.3095                  42.2172
     4/1/2007             6/30/2007               47.2247                 40.6833                  43.0758
     7/1/2007             9/30/2007               45.24                   34.9749                  42.1097
    10/1/2007             12/5/2007               43.2456                 34.4698                  40.37


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Thornburg Mortgage Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004               21.8967                 18.7283                  21.8967
     4/1/2004             6/30/2004               22.0234                 16.3364                  19.4636
     7/1/2004             9/30/2004               22.2686                 19.1964                  21.4622
    10/1/2004            12/31/2004               22.5812                 20.493                   22.4494

     1/1/2005             3/31/2005               22.837                  20.5502                  21.7363
     4/1/2005             6/30/2005               24.7317                 21.558                   23.1056
     7/1/2005             9/30/2005               24.0337                 19.0859                  20.3442
    10/1/2005            12/30/2005               23.1553                 18.0955                  22.4092

     1/1/2006             3/31/2006               23.4613                 21.0493                  23.1448
     4/1/2006             6/30/2006               25.0993                 22.1099                  24.4245
     7/1/2006             9/29/2006               25.1957                 20.167                   22.931
    10/1/2006            12/29/2006               24.3085                 22.26                    23.8642

     1/1/2007             3/31/2007               26.1623                 21.813                   24.6904
     4/1/2007             6/30/2007               27.4262                 24.0541                  25.4797
     7/1/2007             9/30/2007               26.5697                  7.5                     12.85
    10/1/2007             12/5/2007               13.65                    8.70                    10.37


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Starbucks Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004                19.84                   16.45                    18.875
     4/1/2004             6/30/2004                22.2                    18.37                    21.74
     7/1/2004             9/30/2004                24.2                    21.025                   22.73
    10/1/2004            12/31/2004                32.13                   22.645                   31.18

     1/1/2005             3/31/2005                31.67                   24.57                    25.83
     4/1/2005             6/30/2005                28.45                   22.295                   25.83
     7/1/2005             9/30/2005                27.19                   23.01                    25.05
    10/1/2005            12/30/2005                32.46                   24.865                   30.01

     1/1/2006             3/31/2006                38.11                   29.9                     37.64
     4/1/2006             6/30/2006                39.76                   34.6                     37.76
     7/1/2006             9/29/2006                38.33                   28.72                    34.05
    10/1/2006            12/29/2006                40                      33.61                    35.42

     1/1/2007             3/31/2007                36.61                   28.87                    31.36
     4/1/2007             6/30/2007                32.19                   25.22                    26.24
     7/1/2007             9/30/2007                28.6                    25.67                    26.2
    10/1/2007             12/5/2007                26.92                   21.77                    22.65


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                  Moody's Corp.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004               34.8659                 29.2786                  34.7677
     4/1/2004             6/30/2004               34.8659                 30.3186                  31.79
     7/1/2004             9/30/2004               36.6244                 31.7605                  36.0535
    10/1/2004            12/31/2004               43.2155                 35.138                   42.7869

     1/1/2005             3/31/2005               43.9129                 39.7513                  39.8697
     4/1/2005             6/30/2005               46.4462                 39.0019                  44.3925
     7/1/2005             9/30/2005               51.2956                 43.494                   50.4948
    10/1/2005            12/30/2005               61.7259                 48.7155                  60.776

     1/1/2006             3/31/2006               71.273                  60.4494                  70.7876
     4/1/2006             6/30/2006               72.5905                 49.3606                  54.012
     7/1/2006             9/29/2006               65.3758                 49.3705                  64.919
    10/1/2006            12/29/2006               71.267                  60.2125                  68.6429

     1/1/2007             3/31/2007               75.6305                 58.3709                  61.7541
     4/1/2007             6/30/2007               72.6276                 59.6147                  61.9676
     7/1/2007             9/30/2007               63.2627                 42.3303                  50.2935
    10/1/2007             12/5/2007               55.8617                 35.05                    37.92


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Citigroup Inc.
                                    (98 - 07)
                                 [CHART OMITTED]



                                               High Intra-Day          Low Intra-Day              Period-End
                                                Price of the            Price of the           Closing Price of
   Period-Start          Period-End           Reference Stock         Reference Stock           the Reference
       Date                 Date                   in($)                   in($)                 Stock in ($)
       ----                 ----                   -----                   -----                 ------------
     1/1/2004             3/31/2004               44.8004                 41.3138                  44.5077
     4/1/2004             6/30/2004               45.4891                 38.9149                  40.3645
     7/1/2004             9/30/2004               41.5661                 37.6679                  38.649
    10/1/2004            12/31/2004               43.3712                 36.8883                  42.5932

     1/1/2005             3/31/2005               44.5882                 39.2901                  40.0839
     4/1/2005             6/30/2005               43.3435                 39.0671                  41.6238
     7/1/2005             9/30/2005               42.146                  39.0214                  41.3948
    10/1/2005            12/30/2005               45.692                  40.0126                  44.5625

     1/1/2006             3/31/2006               45.2971                 41.6236                  43.8324
     4/1/2006             6/30/2006               47.55                   43.8974                  45.2339
     7/1/2006             9/29/2006               47.6921                 43.3398                  47.048
    10/1/2006            12/29/2006               54.1992                 46.6786                  53.2809

     1/1/2007             3/31/2007               53.8357                 46.4178                  49.596
     4/1/2007             6/30/2007               54.1825                 48.6976                  50.0454
     7/1/2007             9/30/2007               51.6847                 44.0844                  46.0685
    10/1/2007             12/5/2007               48.1415                 29.65                    33.69


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about December 31, 2007, which is the second (2nd) business day following the Pricing Date (this settlement cycle being referred to as "T+2"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated March 6, 2007 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated March 6, 2007, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                      $[o]




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                 December , 2007